The Gabelli Convertible and Income Securities Fund Inc. N-2

Exhibit (t)(i)

POWER OF ATTORNEY

Each of the undersigned Directors do constitute and appoint each of Peter Goldstein and John C. Ball as his or her true and lawful attorney-in-fact to execute and sign a Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of The Gabelli Convertible and Income Securities Fund Inc. (the “Fund”), and all amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of securities issued by the Fund, and to file any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing as fully to all intents and purposes as the undersigned Trustees themselves might or could do.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned Directors have executed this Power of Attorney as of the 11th day of July, 2024.

Signature	Title

/s/ John Birch	Director
John Birch

/s/ Anthony S. Colavita	Director
Anthony S. Colavita

/s/ Thomas H. Dinsmore	Director
Thomas H. Dinsmore

/s/ Vincent D. Enright	Director
Vincent D. Enright

/s/ Leslie F. Foley	Director
Leslie F. Foley

/s/ Daniel D. Harding	Director
Daniel D. Harding

/s/ Michael J. Melarkey	Director
Michael J. Melarkey

/s/ Agnes Mullady	Director
Agnes Mullady

/s/ Christina Peeney	Director
Christina Peeney

/s/ Werner J. Roeder	Director
Werner J. Roeder

/s/ Anthonie C. van Ekris	Director
Anthonie C. van Ekris

/s/ Salvatore J. Zizza	Director
Salvatore J. Zizza